EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Second Quarter 2021 Financial Results

PITTSBURGH, PA, August 4, 2021 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its second quarter ended June 30, 2021.

“I remain very bullish about where things stand for Smith Micro after a successful quarter,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “Second quarter financial results came in-line with our expectations as we continue to integrate the people, customers and technology gained through the largest acquisition in Company history. Strategic discussions with our largest carrier customers continue to move in the right direction, which we believe will set the Company up for a strong back half in 2021 and beyond.”

Second Quarter 2021 Financial Results

Smith Micro reported revenue of $15.9 million for the second quarter ended June 30, 2021, compared to $12.9 million reported in the second quarter ended June 30, 2020.

Second quarter 2021 gross profit was $12.6 million compared to $11.7 million reported in the second quarter of 2020.

Gross profit as a percentage of revenue was 79 percent for the second quarter of 2021 compared to 90 percent for the second quarter of 2020.

Generally accepted accounting principles in the United States (“GAAP”) net loss for the second quarter of 2021 was $5.2 million, or $0.10 loss per share, compared to GAAP net income of $1.4 million, or $0.03 diluted earnings per share, for the second quarter of 2020.

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Non-GAAP net loss (which excludes stock-based compensation, amortization of intangibles, and acquisitions costs) for the second quarter of 2021 was $307 thousand, or $0.01 loss per share, compared to non-GAAP net income of $3.0 million, or $0.07 diluted earnings per share, for the second quarter of 2020.

Second Quarter Year-to-Date 2021 Financial Results

Smith Micro reported revenue of $27.3 million for the six months ended June 30, 2021, compared to $26.3 million reported in the six months ended June 30, 2020.

Gross profit for the six months ended June 30, 2021 was $22.4 million compared to $23.8 million reported for the same period in 2020.

Gross profit as a percentage of revenue was 82 percent for the six months ended June 30, 2021 compared to 91 percent for the six months ended June 30, 2020.

GAAP net loss for the six months ended June 30, 2021 was $8.4 million, or $0.17 loss per share, compared to GAAP net income of $3.4 million, or $0.08 diluted earnings per share, for the same period in 2020.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, and acquisition costs) for the six months ended June 30, 2021 was $393 thousand, or $0.01 diluted earnings per share, compared to non-GAAP net income of $7.1 million, or $0.17 diluted earnings per share, for the six months ended June 30, 2020.

Total cash and cash equivalents as of June 30, 2021 were $29.9 million.

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss), and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, and acquisition costs. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our

Smith Micro Software Second Quarter 2021 Financial Results	Page 3

ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net income (loss) on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, August 4, 2021 at 4:30 p.m. ET, to discuss the Company’s second quarter 2021 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

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Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Second Quarter 2021 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	unaudited	audited
	June 30,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash & cash equivalents	$29,936	$25,754
Accounts receivable, net	14,941	12,347
Prepaid and other assets	2,046	1,189
Total current assets	46,923	39,290
Equipment & improvements, net	3,186	2,170
Right-of-use assets	5,379	5,785
Other assets	597	694
Intangible assets, net	41,255	12,698
Goodwill	40,085	12,266
TOTAL ASSETS	$137,425	$72,903

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,372	$2,282
Accrued payroll and benefits	4,748	2,867
Current operating lease liabilities	1,401	1,433
Other accrued liabilities	2,327	216
Deferred revenue	864	1,572
Total current liabilities	12,712	8,370

Operating lease liabilities	4,311	4,805
Deferred rent	804	887
Deferred tax liability, net	59	59
Other long-term liabilities	66	66
Total non-current liabilities	5,240	5,817

Stockholders' Equity:
Common stock	54	41
Additional paid in capital	349,077	279,905
Accumulated comprehensive deficit	(229,658)	(221,230)
Total stockholders' equity	119,473	58,716
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$137,425	$72,903

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Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
	unaudited		unaudited
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Revenues	$15,919	$12,933	$27,300	$26,255
Cost of revenues	3,358	1,269	4,903	2,441
Gross profit	12,561	11,664	22,397	23,814

Operating expenses:
Selling and marketing	4,853	2,613	9,085	5,400
Research and development	7,972	4,604	13,155	8,333
General and administrative	4,946	3,070	8,604	6,744
Total operating expenses	17,771	10,287	30,844	20,477
Operating income (loss)	(5,210)	1,377	(8,447)	3,337
Non-operating income:
Interest income, net	16	2	24	87
Other expense, net	5	—	9	—
Income (loss) before provision for income taxes	(5,189)	1,379	(8,414)	3,424
Income tax expense	14	—	14	—
Net income (loss)	$(5,203)	$1,379	$(8,428)	$3,424

Earnings (loss) per share:
Basic	$(0.10)	$0.03	$(0.17)	$0.08
Diluted	$(0.10)	$0.03	$(0.17)	$0.08

Weighted average shares outstanding:
Basic	53,017	41,127	48,219	40,305
Diluted	53,017	43,079	48,219	42,346

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Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	unaudited		unaudited
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Operating activities:
Net income (loss)	$(5,203)	$1,379	$(8,428)	$3,424
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,984	1,018	5,481	1,662
Non-cash lease expense	311	267	618	511
Provision for doubtful accounts and other adjustments to accounts receivable	—	(5)	(3)	(9)
Provision for excess and obsolete inventory	—	—	(97)	—
Stock based compensation	1,279	809	2,295	1,441
Changes in operating accounts:
Accounts receivable	(378)	(654)	3,640	(1,637)
Prepaid expenses and other assets	(606)	(848)	(225)	(633)
Accounts payable and accrued liabilities	(428)	148	(1,077)	(686)
Deferred revenue	(163)	(40)	(708)	262
Net cash provided by (used in) operating activities	(2,204)	2,074	1,496	4,335
Investing activities:
Acquisitions, net	(56,865)	—	(56,865)	(12,150)
Capital expenditures	(146)	(81)	(336)	(852)
Other investing activities	58	11	69	(204)
Net cash used in investing activities	(56,953)	(70)	(57,132)	(13,206)
Financing activities:
Proceeds (payments) from common stock offering, net	(187)	—	59,711	—
Proceeds from exercise of common stock warrants	—	2,151	40	4,196
Other financing activities	33	3	67	21
Net cash provided by (used in) financing activities	(154)	2,154	59,818	4,217
Net increase (decrease) in cash and cash equivalents	(59,311)	4,158	4,182	(4,654)
Cash and cash equivalents, beginning of period	89,247	19,456	25,754	28,268
Cash and cash equivalents, end of period	$29,936	$23,614	$29,936	$23,614

Free cash flow:
Net cash provided by (used in) operating activities	$(2,204)	$2,074	$1,496	$4,335
Capital expenditures	(146)	(81)	(336)	(852)
Free cash flow (1)	$(2,350)	$1,993	$1,160	$3,483

(1) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by capital expenditures.

Smith Micro Software Second Quarter 2021 Financial Results	Page 8

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Acquisition Costs	Non- GAAP
Three Months Ended 6/30/2021
Gross profit	$12,561	$-	$-	$-	$12,561

Selling and marketing expenses	4,853	(236)	(1,736)	-	2,881
Research and development expenses	7,972	(241)	(909)	-	6,822
General and administrative expenses	4,946	(802)	-	(972)	3,172
Total operating expenses	17,771	(1,279)	(2,645)	(972)	12,875

Income (loss) before provision for income taxes	(5,189)	1,279	2,645	972	(293)
Net income (loss)	(5,203)	1,279	2,645	972	(307)
Earnings (loss) per share: basic	(0.10)	0.02	0.05	0.02	(0.01)
Earnings (loss) per share: diluted	(0.10)	0.02	0.05	0.02	(0.01)

Three Months Ended 6/30/2020
Gross profit	$11,664	$-	$-	$-	$11,664

Selling and marketing expenses	2,613	(144)	(483)	-	1,986
Research and development expenses	4,604	(146)	(366)	-	4,092
General and administrative expenses	3,070	(518)	-	-	2,552
Total operating expenses	10,287	(808)	(849)	-	8,630

Income before provision for income taxes	1,379	808	849	-	3,036
Net income	1,379	808	849	-	3,036
Earnings per share: basic	0.03	0.02	0.02	-	0.07
Earnings per share: diluted	0.03	0.02	0.02	-	0.07

Six Months Ended 6/30/2021
Gross profit	$22,397	$-	$-	$-	$22,397

Selling and marketing expenses	9,085	(426)	(3,724)	-	4,935
Research and development expenses	13,155	(434)	(1,219)	-	11,502
General and administrative expenses	8,604	(1,435)		(1,583)	5,586
Total operating expenses	30,844	(2,295)	(4,943)	(1,583)	22,023

Income (loss) before provision for income taxes	(8,414)	2,295	4,943	1,583	407
Net income (loss)	(8,428)	2,295	4,943	1,583	393
Earnings (loss) per share: basic	(0.17)	0.05	0.10	0.03	0.01
Earnings (loss) per share: diluted	(0.17)	0.05	0.10	0.03	0.01

Six Months Ended 6/30/2020
Gross profit	$23,814	$-	$-	$-	$23,814

Selling and marketing expenses	5,400	(258)	(750)	-	4,392
Research and development expenses	8,333	(265)	(614)	-	7,454
General and administrative expenses	6,744	(918)	-	(918)	4,908
Total operating expenses	20,477	(1,441)	(1,364)	(918)	16,754

Income before provision for income taxes	3,424	1,441	1,364	918	7,147
Net income	3,424	1,441	1,364	918	7,147
Earnings per share: basic	0.08	0.04	0.03	0.02	0.18
Earnings per share: diluted	0.08	0.03	0.03	0.02	0.17

Note: Earnings (loss) per share: basic and diluted - may be impacted by rounding to allow rows to calculate.